EXHIBIT 5.1

March 20, 2006

Cano Petroleum, Inc.

309 West 7th Street, Suite 1600

Fort Worth, Texas  76102

Re:     Registration Statement on Form S-8

Gentlemen:

We have acted as counsel to Cano Petroleum, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof.  The Registration Statement related to the registration of up to an aggregate of 225,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share, with 1,000,000 of such Shares being issuable pursuant to the Company’s 2005 Long-Term Incentive Plan (the “Incentive Plan”), 125,000 of such Shares being issuable pursuant to the Company’s 2005 Directors’ Stock Option Plan (the “Directors’ Plan”), 50,000 of such Shares being issuable pursuant to the Company’s Stock Option Agreement for Gerald W. Haddock (the “Haddock Agreement”) and 50,000 of such Shares being issuable pursuant to the Company’s Nonqualified Stock Option Agreement for James K. Teringo, Jr. (the “Teringo Agreement”).

In rendering the opinions set forth herein, we have reviewed the Registration Statement, the Certificate of Incorporation of the Company, as amended to date, and the Bylaws of the Company, as amended to date.  In addition, we have examined originals or photostatic or certified copies of certain of the records and documents of the Company, copies of public documents, certificates of officers of the Company, and such other agreements, instruments and documents as we have deemed necessary in connection with the opinions hereinafter expressed.  As to the various questions of fact material to the opinions expressed below, we have relied solely upon certificates or comparable documents of officers and representatives of the Company without independent check or verification of their accuracy.

In making such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

Based on our examination described above, subject to the assumptions and limitations stated herein, and relying on the statements of fact contained in the documents that we have examined, we are of the following opinions:

1.               The 1,000,000 Shares issuable pursuant to the Incentive Plan have been duly authorized and, once issued in accordance with the terms of the Incentive Plan, will be validly issued, fully paid and non-assessable;

Cano Petroleum, Inc.

March 20, 2006

2.               The 125,000 Shares issuable pursuant to the Directors’ Plan have been duly authorized and, once issued in accordance with the terms of the Directors’ Plan, will be validly issued, fully paid and non-assessable;

3.               The 50,000 Shares issuable pursuant to the Haddock Agreement have been duly authorized and, once issued in accordance with the terms of the Haddock Agreement, will be validly issued, fully paid and non-assessable; and

4.               The 50,000 Shares issuable pursuant to the Teringo Agreement have been duly authorized and, once issued in accordance with the terms of the Teringo Agreement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the federal laws of the United States of America, and, to the extent relevant to the opinions expressed herein, the General Corporation Law of the State of Delaware (the “DGCL”) and applicable provisions of the Delaware Constitution, in each case as currently in effect, and judicial decisions reported as of the date hereof and interpreting the DGCL and such provisions of the Delaware Constitution.

We hereby consent to the filing of these opinions as an exhibit to the Registration Statement and to all references to us in the Registration Statement.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Respectfully submitted

/s/ Haynes and Boone, LLP
HAYNES AND BOONE, LLP